As filed with the Securities and Exchange Commission on July 8, 1998
                                                    Registration No. 333-xxxxxx


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          UNION NATIONAL BANCORP, INC.
                 (Name of Small Business Issuer in its Charter)

            Maryland                                   6712                                 52-1862338
(State or other jurisdiction of           (Primary Standard Industrial             (I.R.S. Employer Identification
incorporation or organization)            Classification Code Number)                              Number)


               Union National Bancorp, Inc. 1997 Stock Option Plan

                            (Full title of the plan)

                              117 East Main Street
                           Westminster, Maryland 21157
                                 (410) 848-7200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Virginia W. Smith
                      President and Chief Executive Officer
                          Union National Bancorp, Inc.
        117 East Main Street, Westminster, Maryland 21157; (410) 848-7200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Abba David Poliakoff, Esquire
                           Gordon, Feinblatt, Rothman,
                           Hoffberger & Hollander, LLC
                              233 E. Redwood Street
                            Baltimore, Maryland 21202
                                 (410) 576-4067



===============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                              Proposed              Proposed Maximum           Amount of
    Title of Shares to be           Amount to be          Maximum Offering         Aggregate Offering         Registration
         Registered                  Registered          Price Per Share(1)             Price(1)                  Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share            60,000 shares              $29.03                  $1,741,800                 $514
===============================================================================================================================

(1) Plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the plan.

(2) Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per Share has been computed pursuant to Rule 457(h) based upon the market price of the Shares as of July 1, 1998.

                 PART I. INFORMATION REQUIRED IN THE PROSPECTUS




Item 1.  Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.


Item 2.  Registrant Information and Employee Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Union National Bancorp, Inc. (the "Company ") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration Statement:

                  (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (which includes certain information contained in the Company's definitive Proxy Statement for the Annual Meeting of Shareholders on April 21, 1998 and incorporated therein by reference);

                  (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                  (iii)  Current  Report on Form 8-K filed on  February 4, 1998;
and

                  (iv) Description of the Company's Common Stock which appears at page 58 of the Company's Registration Statement on Form S-1, File No. 333-36767 or any description of the Common Stock which appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the Company's shares of common stock, par value $.01 per share (the "Shares"), offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Union National Bancorp, Inc., Secretary, 117 East Main Street, Westminster, MD 21157. Telephone requests may be directed to the Company at (410) 848-7200.


Item 4.  Description of Shares.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

         Under Maryland law, a corporation is permitted to limit, by provision in its Articles of Incorporation, the liability of directors and officers so that no director or officer shall be liable to the corporation or to any shareholder for money damages except (i) for and to the extent of actual receipt of an improper personal benefit in money, property or services, or (ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. Union National's Articles of Incorporation incorporated these provisions.

         Union National's Articles of Incorporation and Bylaws require Union National to indemnify its directors and officers to the maximum extent permitted under Maryland law. As a result, Union National is required to indemnify any present or former director or officer against any claim or liability, including all judgments, penalties, fines, settlements and expenses, unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Union National is required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such a person provided that Union National shall have received (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Union National, and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Union National if it shall ultimately be determined that the standard of conduct was not met. Union National's Articles of Incorporation and Bylaws also require Union National to provide indemnification, payment or reimbursement of expenses to a present or former director or officer who served a predecessor of Union National in such capacity, and to any employee or agent of Union National or a predecessor of Union National.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors and officers of Union National pursuant to the foregoing provisions or otherwise, Union National has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         Exhibit
         Number   Description of Exhibits

         5          Opinion  of  Gordon,   Feinblatt,   Rothman,   Hoffberger  &
                    Hollander, LLC as to legality of Shares to be issued

         23.1       Consent  of  Gordon,   Feinblatt,   Rothman,   Hoffberger  &
                    Hollander, LLC (included in their opinion in Exhibit 5)

         23.2 Consent of Keller Bruner & Company, L.L.C., independent certified public accountants

         23.3 Consent of Stegman & Company, independent certified public accountants


Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Maryland, on the 23rd day of June, 1998.

                                            UNION NATIONAL BANCORP, INC.


                                            By: /s/ Virginia W. Smith
                                                -------------------------
                                                Virginia W. Smith, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

Signature                         Title                                Date
---------                         -----                                ----


/s/ K. Wayne Lockard                Chairman of the Board of       June 23, 1998
---------------------------         Directors
K. Wayne Lockard


/s/ Donald C. Essich                Vice Chairman of the Board     June 23, 1998
---------------------------         of Directors
Donald C. Essich


/s/ Virginia W. Smith               President, Chief Executive     June 23, 1998
---------------------------         Officer and Director
Virginia W. Smith


/s/ Gabrielle M. Peregoy            Treasurer                      June 30, 1998
---------------------------
Gabrielle M. Peregoy


/s/ Denise L. Baker                 Corporate Secretary            June 23, 1998
---------------------------
Denise L. Baker


/s/ Joseph H. Beaver, Jr.           Director                       June 23, 1998
---------------------------
Joseph H. Beaver, Jr.


/s/ Wesley D. Blakeslee             Director                       June 23, 1998
---------------------------
Wesley D. Blakeslee


/s/ David L. Brauning               Director                       June 23, 1998
----------------------------
David L. Brauning


/s/ Robert L. Bullock               Director                       June 23, 1998
----------------------------
Robert L. Bullock


/s/ Dean H. Griffin                 Director                       June 23, 1998
---------------------------
Dean H. Griffin


/s/ Bernard L. Jones, Sr.           Director                       June 23, 1998
---------------------------
Bernard L. Jones, Sr.

/s/ William R. Klinger              Director                       June 23, 1998
---------------------------
William R. Klinger


/s/ Ellen Willis Miller             Director                       June 23, 1998
---------------------------
Ellen Willis Miller


/s/ Robert T. Scott                 Director                      June 23, 1998
---------------------------
Robert T. Scott


/s/ Ethan A. Seidel                 Director                      June 23, 1998
---------------------------
Ethan A. Seidel


/s/ Larry A. Van Sant, Sr.          Director                      June 23, 1998
---------------------------
Larry A. Van Sant, Sr.


/s/ Kenneth B. Wright               Director                       June 23, 1998
---------------------------
Kenneth B. Wright

                                  Exhibit Index


Exhibit
Number   Description of Exhibits

5 Opinion of Gordon , Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued

23.1 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)

23.2 Consent of Keller Bruner & Company, L.L.C., independent certified public accountants

23.3     Consent of Stegman & Company, independent certified public accountants